Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACT:	Ware Grove
Chief Financial Officer
-or-
Lori Novickis
Director, Corporate Relations
CBIZ, Inc.
Cleveland, Ohio
(216) 447-9000

CBIZ REPORTS SECOND QUARTER AND FIRST HALF 2012 RESULTS

First Half Revenue up 4.0% and Second Quarter Revenue up 2.8%

First Half Diluted EPS from Continuing Operations of $0.50 vs. $0.50 in prior year

Second Quarter Diluted EPS from Continuing Operations of $0.12 vs. $0.14 a year ago

Cleveland, Ohio (July 25, 2012)—CBIZ, Inc. (NYSE: CBZ) today announced results for the second quarter and six months ended June 30, 2012.

CBIZ reported revenue of $188.6 million for the second quarter ended June 30, 2012, an increase of 2.8% over the $183.5 million recorded for the second quarter of 2011. Revenue from newly acquired operations contributed $6.9 million to revenue growth in the second quarter compared with the same period a year ago. Same-unit revenue decreased by 1.0%, or $1.8 million in the second quarter, compared to the same period a year ago. CBIZ reported income from continuing operations for the quarter of $5.8 million, or $0.12 per diluted share, compared with $6.9 million, or $0.14 per diluted share in the second quarter of 2011.

For the six-month period ended June 30, 2012, CBIZ reported revenue of $409.4 million, an increase of 4.0% over the $393.5 million recorded for the comparable six-month period a year ago. Same-unit revenue increased by $0.1 million for the first six months of 2012 compared to the same period a year ago. Acquisitions contributed $15.8 million to revenue growth for the first half of 2012. Income from continuing operations was $24.6 million for the first six months of 2012, or $0.50 per diluted share, compared with $25.0 million for the first six months of 2011, or $0.50 per diluted share.

Cash earnings per share from continuing operations, a non-GAAP measure that includes the impact of major non-cash charges to earnings, was $0.27 per diluted share for the second quarter 2012, compared to $0.29 for the second quarter a year ago, and was $0.79 per diluted share for the first six months of 2012 compared with $0.78 for the first six months a year ago. Adjusted EBITDA for the quarter was $18.7 million and for the six months ended June 30, 2012, adjusted EBITDA was $57.7 million. The calculations for these items are outlined in the schedules attached.

At June 30, 2012, the amount outstanding on the Company’s $275.0 million unsecured credit facility was $149.2 million compared with $145.0 million at December 31, 2011. The Company used $23.1 million of funds for acquisition-related and earn out payments and $3.8 million to repurchase 634 thousand shares of its outstanding stock in the first half of 2012.

Steven L. Gerard, CBIZ Chairman and CEO stated, “We are pleased to report a 4.0% increase in total revenue for the first half of 2012 including 2.8% revenue growth in the second quarter. We are encouraged by the organic growth of 1.6% within our core Financial and Employee Services group for the first half of 2012. Lower reimbursement rates and industry pricing pressures continue to impact our MMP business, and as expected, we are experiencing a decline in revenue within this group and this is having a negative impact on our overall revenue and earnings.

“At this time, we expect to achieve our target of full-year revenue growth of 3-4% and diluted earnings per share growth of 6-8% for 2012. We completed three acquisitions so far this year, continue to have a significant pipeline of potential acquisitions and expect to close several additional transactions during the second half of 2012,” continued Mr. Gerard.

CBIZ will host a conference call later this morning to discuss its results. The call will be webcast in a listen-only mode over the Internet for the media and the public, and can be accessed at www.cbiz.com. Investors and analysts can participate in the conference call by dialing 1-877-889-2795 several minutes before 11:00 a.m. (ET). If you are dialing from outside the United States, dial 1-630-343-1248. A replay of the call will be available starting at 1:00 p.m. (ET) July 25, through midnight (ET), July 27, 2012. The dial-in number for the replay is 1-866-873-8511. If you are listening from outside the United States, dial 1-630-343-1245. The access code for the replay is 12012. A replay of the webcast will also be available on the Company’s web site at www.cbiz.com.

CBIZ, Inc. provides professional business services that help clients better manage their finances and employees. CBIZ provides its clients with financial services including accounting, tax and consulting, internal audit, merger and acquisition advisory and valuation services. Employee services include employee benefits consulting, property and casualty insurance, retirement plan consulting, payroll, life insurance, HR consulting, and executive recruitment. CBIZ also provides outsourced technology staffing and support services, real estate consulting services, healthcare consulting, and medical practice management. As one of the largest benefits specialists and one of the largest accounting, valuation, and medical practice management companies in the United States, the Company’s services are provided through more than 130 Company offices in 37 states.

Forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. Such risks and uncertainties include, but are not limited to, the Company’s ability to adequately manage its growth; the Company’s dependence on the current trend of outsourcing business services; the Company’s dependence on the services of its CEO and other key employees; competitive pricing pressures; general business and economic conditions; and changes in governmental regulation and tax laws affecting its insurance business or its business services operations. A more detailed description of such risks and uncertainties may be found in the Company’s filings with the Securities and Exchange Commission.

For further information regarding CBIZ, call our Investor Relations Office at (216) 447-9000 or visit our web site at www.cbiz.com.

6050 Oak Tree Boulevard, South • Suite 500 • Cleveland, OH 44131 • Phone (216) 447-9000 • Fax (216) 447-9007

CBIZ, INC.

FINANCIAL HIGHLIGHTS (UNAUDITED)

THREE MONTHS ENDED JUNE 30, 2012 AND 2011

(In thousands, except percentages and per share data)

	THREE MONTHS ENDED JUNE 30,
	2012	%	2011 (1)%
Revenue	$188,606	100.0%	$183,464	100.0%

Operating expenses	166,691	88.4%	160,395	87.4%

Gross margin	21,915	11.6%	23,069	12.6%

Corporate general and administrative expenses (2)	7,638	4.0%	6,744	3.7%

Operating income	14,277	7.6%	16,325	8.9%

Other income (expense):
Interest expense	(4,146)	-2.2%	(4,407)	-2.4%
Gain on sale of operations, net	50	0.0%	2	0.0%
Other (expense) income, net (3) (4)	(840)	-0.4%	27	0.0%

Total other expense, net	(4,936)	-2.6%	(4,378)	-2.4%

Income from continuing operations before income tax expense	9,341	5.0%	11,947	6.5%

Income tax expense	3,512		5,095

Income from continuing operations	5,829	3.1%	6,852	3.7%

Gain (loss) from operations of discontinued businesses, net of tax	1		(331)
Gain on disposal of discontinued businesses, net of tax	18		30

Net income	$5,848	3.1%	$6,551	3.6%

Diluted earnings (loss) per share:
Continuing operations	$0.12		$0.14
Discontinued operations	—		(0.01)

Net income	$0.12		$0.13

Diluted weighted average common shares outstanding	49,244		49,958

Other data from continuing operations:
Adjusted EBIT (5)	$13,437		$16,352
Adjusted EBITDA (5)	$18,743		$21,317

(1)	Certain amounts in the 2011 financial data have been reclassified to conform to the current year presentation.
(2)	Includes a benefit of $35 and $3 for the three months ended June 30, 2012 and 2011, respectively, in compensation expense associated with losses from the Company’s deferred compensation plan (see note 3). Excluding this item, “corporate general and administrative expenses” would be $7,673 and $6,747, or 4.1% and 3.7% of revenue, for the three months ended June 30, 2012 and 2011, respectively.
(3)	Includes net losses of $885 and net gains of $38 for the three months ended June 30, 2012 and 2011, respectively, attributable to assets held in the Company’s deferred compensation plan. These net losses or gains do not impact “income from continuing operations before income tax expense” as they are directly offset by compensation adjustments to the Plan participants. Compensation is included in “operating expenses” and “corporate general and administrative expenses.”
(4)	For the three months ended June 30, 2012, amount includes expenses of $147 related to net increases in the fair value of contingent consideration related to CBIZ’s prior acquisitions.
(5)	Adjusted EBIT represents income from continuing operations before income taxes, interest expense, and gain on sale of operations, net. Adjusted EBITDA represents Adjusted EBIT before depreciation and amortization expense of $5,306 and $4,965 for the three months ended June 30, 2012 and 2011, respectively. The Company has included Adjusted EBIT and Adjusted EBITDA data because such data is commonly used as a performance measure by analysts and investors and as a measure of the Company's ability to service debt. Adjusted EBIT and Adjusted EBITDA should not be regarded as an alternative or replacement to any measurement of performance under generally accepted accounting principles.

6050 Oak Tree Boulevard, South • Suite 500 • Cleveland, OH 44131 • Phone (216) 447-9000 • Fax (216) 447-9007

CBIZ, INC.

FINANCIAL HIGHLIGHTS (UNAUDITED)

SIX MONTHS ENDED JUNE 30, 2012 AND 2011

(In thousands, except percentages and per share data)

	SIX MONTHS ENDED JUNE 30,
	2012	%	2011(1)%
Revenue	$409,433	100.0%	$393,533	100.0%

Operating expenses	346,696	84.7%	330,122	83.9%

Gross margin	62,737	15.3%	63,411	16.1%

Corporate general and administrative expenses (2)	18,182	4.4%	16,304	4.1%

Operating income	44,555	10.9%	47,107	12.0%

Other income (expense):
Interest expense	(8,268)	-2.0%	(9,322)	-2.4%
Gain on sale of operations, net	2,639	0.6%	2,745	0.7%
Other income, net (3) (4)	2,598	0.6%	3,108	0.8%

Total other expense, net	(3,031)	-0.8%	(3,469)	-0.9%

Income from continuing operations before income tax expense	41,524	10.1%	43,638	11.1%

Income tax expense	16,928		18,682

Income from continuing operations	24,596	6.0%	24,956	6.3%

Loss from operations of discontinued businesses, net of tax	(3)		(570)
Gain on disposal of discontinued businesses, net of tax	40		70

Net income	$24,633	6.0%	$24,456	6.2%

Diluted earnings (loss) per share:
Continuing operations	$0.50		$0.50
Discontinued operations	—		(0.01)

Net income	$0.50		$0.49

Diluted weighted average common shares outstanding	49,391		49,880

Other data from continuing operations:
Adjusted EBIT (5)	$47,153		$50,215
Adjusted EBITDA (5)	$57,687		$60,210

(1)	Certain amounts in the 2011 financial data have been reclassified to conform to the current year presentation.
(2)	Includes expenses of $278 and $184 for the six months ended June 30, 2012 and 2011, respectively, in compensation expense associated with gains from the Company’s deferred compensation plan (see note 3). Excluding this item, corporate general and administrative expenses would be $17,904 and $16,120, or 4.4% and 4.1% of revenue, for the six months ended June 30, 2012 and 2011, respectively.
(3)	Includes net gains of $2,113 and $1,685 for the six months ended June 30, 2012 and 2011, respectively, attributable to assets held in the Company’s deferred compensation plan. These net gains do not impact “income from continuing operations before income tax expense” as they are directly offset by compensation adjustments to the Plan participants. Compensation is included in “operating expenses” and “corporate general and administrative expenses.”
(4)	For the six months ended June 30, 2012 and 2011, amount includes income of $103 and $1,152, respectively, related to net decreases in the fair value of contingent consideration related to CBIZ’s prior acquisitions.
(5)	Adjusted EBIT represents income from continuing operations before income taxes, interest expense, and gain on sale of operations, net. Adjusted EBITDA represents Adjusted EBIT before depreciation and amortization expense of $10,534 and $9,995 for the six months ended June 30, 2012 and 2011, respectively. The Company has included Adjusted EBIT and Adjusted EBITDA data because such data is commonly used as a performance measure by analysts and investors and as a measure of the Company’s ability to service debt. Adjusted EBIT and Adjusted EBITDA should not be regarded as an alternative or replacement to any measurement of performance under generally accepted accounting principles.

6050 Oak Tree Boulevard, South • Suite 500 • Cleveland, OH 44131 • Phone (216) 447-9000 • Fax (216) 447-9007

CBIZ, INC.

FINANCIAL HIGHLIGHTS (UNAUDITED)

(In thousands, except per share data)

SELECT SEGMENT DATA

	THREE MONTHS ENDED JUNE 30,		SIX MONTHS ENDED JUNE 30,
	2012	2011 (1)	2012	2011 (1)
Revenue
Financial Services	$101,336	$96,607	$233,500	$218,893
Employee Services	45,609	43,197	93,668	87,632
Medical Management Professionals	34,400	35,654	67,671	71,065
National Practices	7,261	8,006	14,594	15,943

Total	$188,606	$183,464	$409,433	$393,533

Gross Margin
Financial Services	$12,205	$13,521	$47,136	$45,902
Employee Services	7,089	7,032	15,700	14,770
Medical Management Professionals	3,646	4,195	6,397	7,532
National Practices	602	1,212	1,213	2,492
Operating expenses—unallocated (2):
Other	(2,477)	(2,850)	(5,874)	(5,784)
Deferred compensation	850	(41)	(1,835)	(1,501)

Total	$21,915	$23,069	$62,737	$63,411

(1)	Certain amounts in the 2011 financial data have been reclassified to conform to the current year presentation.
(2)	Represents operating expenses not directly allocated to individual businesses, including stock-based compensation, consolidation and integration charges and certain advertising expenses. “Operating expenses—unallocated” also include gains or losses attributable to the assets held in the Company’s deferred compensation plan. These gains or losses do not impact “income from continuing operations before income tax expense” as they are directly offset by the same adjustment to “other income, net” in the consolidated statements of comprehensive income. Gains recognized from adjustments to the fair value of the assets held in the deferred compensation plan are recorded as additional compensation expense in “operating expenses” and as income in “other income, net.”

CASH EARNINGS AND PER SHARE DATA

Reconciliation of Income from Continuing Operations to Cash Earnings from Continuing Operations (3)

	THREE MONTHS ENDED JUNE 30,
	2012	Per Share	2011	Per Share
Income from Continuing Operations	$5,829	$0.12	$6,852	$0.14

Selected non-cash items:
Depreciation and amortization	5,306	0.11	4,965	0.10
Non-cash interest on convertible notes	659	0.01	912	0.02
Stock-based compensation	1,363	0.03	1,590	0.03
Adjustment to contingent earnouts	147	—	—	—

Non-cash items	7,475	0.15	7,467	0.15

Cash earnings—Continuing Operations	$13,304	$0.27	$14,319	$0.29

	SIX MONTHS ENDED JUNE 30,
	2012	Per Share	2011	Per Share
Income from Continuing Operations	$24,596	$0.50	$24,956	$0.50

Selected non-cash items:
Depreciation and amortization (4)	10,534	0.21	9,995	0.20
Non-cash interest on convertible notes	1,295	0.03	1,953	0.04
Stock-based compensation	2,869	0.06	2,914	0.06
Adjustment to contingent earnouts	(103)	(0.01)	(1,152)	(0.02)

Non-cash items	14,595	0.29	13,710	0.28

Cash earnings—Continuing Operations	$39,191	$0.79	$38,666	$0.78

(3)	The Company believes cash earnings and cash earnings per diluted share (non-GAAP measures) more clearly illustrate the impact of certain non-cash charges and credits to “income from continuing operations” and are a useful measure for the Company and its analysts. Cash earnings is defined as income from continuing operations excluding: depreciation and amortization, non-cash interest expense, non-cash stock-based compensation expense, and adjustments to the fair value of contingent consideration related to prior acquisitions. Cash earnings per diluted share is calculated by dividing cash earnings by the number of weighted average diluted common shares outstanding for the period indicated. Cash earnings and cash earnings per diluted share should not be regarded as a replacement or alternative to any measurement of performance under generally accepted accounting principles.
(4)	Capital spending was $2.2 million and $1.0 million for the six months ended June 30, 2012 and 2011, respectively.

6050 Oak Tree Boulevard, South • Suite 500 • Cleveland, OH 44131 • Phone (216) 447-9000 • Fax (216) 447-9007

CBIZ, INC.

FINANCIAL HIGHLIGHTS (UNAUDITED)

(In thousands, except percentages and ratios)

SELECT BALANCE SHEET DATA AND RATIOS

	JUNE 30, 2012	DECEMBER 31, 2011 (1)
Cash and cash equivalents	$3,069	$1,613
Restricted cash	$21,770	$19,838
Accounts receivable, net	$164,083	$137,073
Current assets before funds held for clients	$209,802	$182,475
Funds held for clients—current and non-current	$83,846	$109,854
Goodwill and other intangible assets, net	$465,463	$458,340

Total assets	$822,838	$812,357

Notes payable—current	$1,222	$13,986
Current liabilities before client fund obligations	$116,711	$116,382
Client fund obligations	$83,620	$109,800
Convertible notes—non-current	$121,073	$119,778
Bank debt	$149,200	$145,000

Total liabilities	$539,450	$552,199

Treasury stock	$(369,818)	$(365,364)

Total stockholders’ equity	$283,388	$260,158

Debt to equity (2)	95.4%	101.8%
Days sales outstanding (DSO)—continuing operations (3)	81	71

Shares outstanding	49,919	50,036
Basic weighted average common shares outstanding	49,074	49,328
Diluted weighted average common shares outstanding	49,391	49,599

(1)	Certain amounts in the 2011 financial data have been reclassified to conform to the current year presentation.
(2)	Ratio is convertible notes and bank debt divided by total stockholders' equity.
(3)	DSO is provided for continuing operations and represents accounts receivable (before the allowance for doubtful accounts) and unbilled revenue (net of realization adjustments) at the end of the period, divided by trailing twelve month daily revenue. The Company has included DSO data because such data is commonly used as a performance measure by analysts and investors and as a measure of the Company's ability to collect on receivables in a timely manner. DSO should not be regarded as an alternative or replacement to any measurement of performance under generally accepted accounting principles. DSO at June 30, 2011 was 80.

6050 Oak Tree Boulevard, South • Suite 500 • Cleveland, OH 44131 • Phone (216) 447-9000 • Fax (216) 447-9007